                                                                   Exhibit 10.7

                              THIRD AMENDMENT TO
                  BENTHOS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
            as Amended and Restated Effective as of October 1, 1987

     This AMENDMENT is adopted this 16th day of July 1999, by Benthos, Inc. (hereinafter referred to as the "Company"):

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company has heretofore adopted a defined contribution plan known as the "Benthos, Inc. Employee Stock Ownership Plan", which was amended and restated effective as of October 1, 1987 and was further amended effective October 1, 1996 (the "Plan"); and

     WHEREAS, the Company, pursuant to Section 16.1 of the Plan, has reserved the right to amend the Plan at any time by vote of its Board of Directors; and

     WHEREAS, the Company wishes to amend further the Plan to change the first paragraph of the definition of "Compensation".

     NOW, THEREFORE, effective as of October 1, 1998 the Plan is hereby amended as follows:

     The definition of "Compensation" set forth in ARTICLE II is amended by deleting the first paragraph thereof and substituting the following therefor:

     "Compensation" means all of an Employee's "wages" within the meaning of
Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Employee by the Company in the course of its trade or business, for which the Company is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include only amounts actually paid to the Employee during the Plan Year, except that (1) Compensation shall exclude bonuses, commissions, and compensation for services of a type customarily performed by outside contractors (but shall include overtime pay); and (2) in an Employee's initial year of participation in the Plan, Compensation shall include only amounts actually paid to the Employee from the Employee's effective date of participation pursuant to Section 3.1 to the end of the Plan Year, or, if earlier, to the date on which the Employee ceases to be a Participant. In addition, Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Company pursuant to a salary reduction agreement, and which is not otherwise includible in the gross income of the Employee under Section 125, 402(e)(3), 402(h)(B), SARSEP or 403(b) of the Code.

     In all other respects the terms of the Plan remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed in the name of and on behalf of the Company by its duly authorized officer as of the day and year set forth above.

                                        BENTHOS, INC.

                                        By: /s/ JOHN L. COUGHLIN
                                            ---------------------
                                        Title: President and CEO